Hydrocarb Energy Corp. 10-Q

Exhibit 10.22

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into effective the 4th day of January, 2016 (the “Effective Date”), by and between Hydrocarb Energy Corporation, a Nevada corporation (“Hydrocarb”) and PowerTradersPress.com, Inc (“Consultant”), for the limited purposes set forth herein.

RECITALS

WHEREAS, Hydrocarb desires to engage Consultant to provide public relations and investor relations consulting services (“Consulting Services”) to Hydrocarb and

WHEREAS, Consultant desires to provide Consulting Services to Hydrocarb.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and payments herein provided to be made by Hydrocarb to Consultant, the parties agree as follows:

AGREEMENT

1.

Consultant’s Duties. During the term of this Agreement, as and when requested, Consultant will provide Consulting Services to Hydrocarb.

2.

Consultant’s Fee. Hydrocarb will pay Consultant 1,500,000 shares of Hydrocarb restricted stock (“Restricted Shares”). These Restricted Shares are fully earned by Consultant effective immediately.

3.

Term. The engagement of services will begin on the Effective Date and shall conclude on the first anniversary of the Effective Date (the “Term”).

4.

Information Related to the Hydrocarb.

A.

Hydrocarb will provide Consultant with all information reasonably requested by Consultant for public relation purposes. Consultant acknowledges that, as a result of providing Services to Hydrocarb, Consultant will receive access to Proprietary Information of Hydrocarb.

B.

Hydrocarb and Consultant intend this to be a contract for services and each considers the products and results of the Consulting Services to be rendered by Consultant (the “Work”) to be work made for hire. Consultant acknowledges and agrees that the Work and all rights thereto belong to and shall be the sole and exclusive property of Hydrocarb. If for any reason the Work would not be considered work made for hire under applicable law, Consultant sells, assigns, and transfers to Hydrocarb, its successors and assigns, the entire right, title, and interest in and to the Work.

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C.

Consultant agrees that Consultant will maintain the confidentiality of the Proprietary Information at all times during and after the Term of this Agreement and will not, at any time, directly or indirectly, use any Proprietary Information for its own benefit or for the benefit of any other person, reveal or disclose any Proprietary Information to any person other than authorized representatives of Hydrocarb, except with the prior written consent of Hydrocarb. The covenants in this Section 4 will not apply to information that (i) is or becomes available to the general public through no breach of this Agreement by Consultant; or (ii) Consultant is required to disclose by applicable law or court order; provided, however, that Consultant will notify Hydrocarb of such required disclosure as much in advance as practicable in the circumstances and cooperate with Hydrocarb to limit the scope of such disclosure.

D.

Upon the expiration or termination of this Agreement for any reason, Consultant will turn over and return to Hydrocarb all Proprietary Information in any form (including all copies and reproductions thereof) and all other property whatsoever of Hydrocarb in or under its possession or control. Any fees due Consultant at the time of such expiration or termination may be withheld pending receipt of such items.

E.

“Proprietary Information” means any information relating to the business of Hydrocarb including, but not limited to, information relating to customers, clients, suppliers, distributors, investors, lenders, consultants, independent contractors; price lists and pricing policies; financial statements and information; budgets and projections; business plans; production costs; market research; marketing, sales and distribution strategies; manufacturing techniques; processes and business methods; technical information; pending projects and proposals; new business plans and initiatives; research and development projects; inventions, discoveries, ideas, technologies, trade secrets, know-how, formulae, designs, patterns, marks, names, improvements, industrial designs, mask works, works of authorship and other intellectual property; devices; samples; plans, drawings and specifications; photographs and digital images; computer software and programming; all other confidential information and materials relating to the businesses of Hydrocarb; and all notes, analyses, compilations, studies, summaries, reports, manuals, documents and other materials prepared by or for Hydrocarb containing or based in whole or in part on any of the foregoing (all of the foregoing, whether communicated in verbal, written, graphic, electronic or any other form, whether or not conceived, developed or prepared in whole or in part by Consultant).

5.

Termination of Contract. This Agreement shall terminate on the Completion Date unless extended by written mutual agreement of Hydrocarb and Consultant.

6.

Rules and Regulations. Consultant represents and warrants on its own behalf and on behalf of its employees, officers, directors and consultants (each a “Consultant Party”), that each has all necessary registrations, licenses and permits to perform its obligations under this Agreement; each Consultant Party shall perform its obligations under this Agreement in accordance with all applicable state and federal laws and regulations; and Consultant agrees to indemnify and hold Hydrocarb, its officers, directors, employees, attorneys and assigns (collectively the “Hydrocarb Parties”) harmless from any costs, fees, damages, liabilities or expenses whatsoever that such Hydrocarb Party is required to pay as a result of the breach of this Section 6 by any Consultant Party. The terms, conditions and requirements of this Section 6 shall survive any termination of this Agreement.

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7.

Trading. Consultant confirms that Hydrocarb is a publicly-traded company. Consultant agrees that neither Consultant, nor any Consultant Party will take any action to (a) directly or indirectly buy, sell, advise a market maker to post a bid or ask price, sell short, or cover any short sale (each a “Trading Transaction”); or (b) induce, instruct or advise any person to affect a Trading Transaction, based on any material non-public information relating to Hydrocarb, including, but not limited to information which may be part of the Proprietary Information, learned as a result of the Consulting Services, and/or as a result of any contemplated, pending, proposed, consummated or terminated transaction, agreement or understanding (including, but not limited to the Transaction), whatsoever. The requirements of this Section 8 shall survive the termination of this Agreement.

8.

Miscellaneous.

A.

Assignment. This Agreement shall not be assigned by either party without prior written consent of the other party. The use of any subcontractor by Consultant shall be subject to prior written consent of Hydrocarb.

B.

Hydrocarb Representative. Hydrocarb’s representative shall be Andrew Lai and Kent Watts, or such other persons as Hydrocarb shall designate by written notice to Consultant.

C.

Attorney’s Fees. If either party retains an attorney to enforce this Agreement, then the party prevailing in litigation is entitled to recover reasonable attorney’s fees and court and other costs.

D.

Binding Effect. This Agreement binds, benefits, and may be enforced by the successors in interest to the parties.

E.

Choice of Law. This Agreement will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction. Venue for any cause of action arising hereunder is in a court of competent jurisdiction in Harris County, Texas.

F.

Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding affect hereof.

G.

Waiver of Default. It is not a waiver of or consent to any default under this Agreement if the non-defaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this Agreement does not preclude the pursuit of other remedies in this Agreement or provided by law.

H.

Further Assurances. Each signatory party agrees to execute and deliver any additional documents and instruments and to perform any additional acts necessary or appropriate to perform the terms, provisions, and conditions of this Agreement and all incs contemplated by this Agreement.

I.

Indemnification. To the extent allowed by law each of the parties agree to indemnify, defend, and hold harmless the other party from any loss, attorney’s fees, expenses, or claims attributable to breach or default of any provision of this Agreement by the indemnifying party provided that the requirements of this Section 8(I) shall in no way limit the Consultant’s obligations under Section 6 of this Agreement.

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J.

Integration. This Agreement contains the complete agreement of the parties and cannot be varied except by written agreement of the parties. The parties agree that there are no oral agreements, representations, or warranties that are not expressly set forth in this Agreement. This Agreement may be amended only by written agreement signed by both Hydrocarb and Consultant.

K.

Legal Construction. If any provision in this Agreement is for any reason unenforceable, to the extent the unenforceability does not destroy the basis of the bargain among the parties, the unenforceability will not affect any other provision hereof, and this Agreement will be construed as if the unenforceable provision had never been a part of the Agreement. Whenever context requires, the singular will include the plural and neuter include the masculine or feminine gender, and vice versa. Article and section headings in this Agreement are for reference only and are not intended to restrict or define the text of any section. The Agreement will not be construed more or less favorably between the parties by reason of authorship or origin of language.

L.

Independent Contractor. Nothing in this Contract will be construed as creating any form of partnership or joint venture relationship between the parties. The parties are independent contractors with respect to each other.

EXECUTED IN MULTIPLE COUNTERPARTS TO BE EFFECTIVE ON THE DATE SET FORTH ABOVE.

Hydrocarb:		Consultant:

Hydrocarb Energy Corporation a Nevada Corporation		PowerTradersPress.com

By:	/s/ Andrew Lai	By:	/s/ Joseph Matz
Andrew Lai		Name:	Joseph Matz
Chief Financial Officer		Title:	President

Date:	January 8, 2016

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